EXHIBIT (a)(1)(i)

ADVANCED MICRO DEVICES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK

FOR A NUMBER OF REPLACEMENT OPTIONS

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 11:00 P.M. CENTRAL TIME ON JULY 27, 2009

UNLESS THIS OFFER IS EXTENDED

Advanced Micro Devices, Inc., which is sometimes referred to herein as “the Company,” “AMD,” “our,” “us” or “we,” is offering eligible employees the opportunity to exchange certain outstanding options to purchase shares of our common stock for a lesser number of shares of our common stock subject to replacement options calculated in accordance with exchange ratios. We expect to grant the replacement options on the date we cancel the options accepted for exchange, which will be the expiration date of this offer. We are making this offer (“Offer”) upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Options to Purchase Common Stock for a Number of Replacement Options (this “Offer to Exchange”) and in the related Election Concerning Exchange of Stock Options form (the “Election Form” and, together with this Offer to Exchange, as they may be amended from time to time, the “Option Exchange”).

Options eligible for exchange (“eligible options”) are those that:

•

have an exercise price greater than $6.34 per share, which is the 52-week high trading price of our common stock as quoted on the New York Stock Exchange at the commencement of this Offer, a grant date on or before June 28, 2008 and an expiration date after July 27, 2010; and

•

were granted under our 1992 Stock Incentive Plan, as amended (the “1992 Stock Incentive Plan”), 1996 Stock Incentive Plan, as amended (the “1996 Stock Incentive Plan”), 1998 Stock Incentive Plan, as amended (the “1998 Stock Incentive Plan”), 2000 Stock Incentive Plan, as amended (the “2000 Stock Incentive Plan”), 2004 Equity Incentive Plan, as amended (the “2004 Plan”) and ATI Technologies Inc. Share Option Plan, as amended (the “ATI Share Option Plan”). Collectively, we refer to the foregoing as the “Plans.”

You are eligible to participate in the Option Exchange only if you:

•	are an employee of AMD or any of our majority-owned subsidiaries on June 29, 2009 and remain an employee through the grant date of the replacement options;

•

reside in a country other than Russia and otherwise where this Offer is not prohibited under local regulations, and continue to reside in such jurisdiction through the grant date of the replacement options;

•	are not an independent member of our Board of Directors or one of our executive officers; and

•	hold at least one eligible option on June 29, 2009.

The outstanding options that you hold under our Plans give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Option Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

Exchange Ratios. The following exchange ratios for the Option Exchange (that is, how many shares subject to existing options an employee must surrender in order to receive one share subject to the replacement option) were determined using the Binomial option pricing model and are based on, among other things, the sales price per share of our common stock of $4.00 (due to the fluctuation and expected fluctuation over the current month and subsequent month, respectively), and the exercise prices of the options eligible for exchange. We chose to use this model to derive exchange ratios that were intended to be cost neutral to AMD. Replacement options calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Replacement options to purchase fractional shares will not be granted. The table below sets forth the exchange ratios to be used based on the exercise price of your eligible options.

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Exercise Price Range	Shares Subject to Option Surrendered	Shares Subject to Replacement Option To Be Granted
$6.35 to $9.99	1.5	1
$10.00 to $15.99	5	1
$16.00 and above	11	1

If you are eligible to participate, you must exchange all or none of the outstanding options that were granted to you on a single grant date with the same grant number and at the same exercise price. If you have previously exercised a portion of your options granted on a single grant date with the same grant number and at the same exercise price, only the portion of options which have not yet been exercised will be eligible to be exchanged.

All eligible options that we accept pursuant to the Option Exchange will be cancelled on the expiration date of this Offer, currently scheduled for 11:00 p.m. Central Time on July 27, 2009, and options elected for exchange will no longer be exercisable after that time. Based on this current schedule, the exercise price of the replacement option will be the closing price of our common stock on the New York Stock Exchange on July 27, 2009 (the “replacement grant date”). In addition, any stock appreciation rights (“SARs”) related to eligible options that we accept pursuant to the Option Exchange will be cancelled on the expiration date of this Offer, and such SARs will no longer be exercisable after that time.

We will grant the replacement options under the 2004 Plan on the replacement grant date, which will be the date that we cancel the options accepted for exchange; provided, you remain an eligible employee of AMD or one of our majority-owned subsidiaries through the replacement grant date.

The replacement options will:

•

have an exercise price equal to the per share closing sales price of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States);

•

vest and become exercisable beginning one year from the replacement grant date, depending upon continued employment with AMD or any of our majority-owned subsidiaries, unless otherwise prohibited under local law. This means that all replacement options will be completely unvested on the replacement grant date, regardless of whether the surrendered options were partially or wholly vested. Replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date. Replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest dates;

•

retain the same expiration date as the surrendered options, subject to earlier expiration of the option following termination of the employment of the optionee, unless otherwise prohibited under local law; and

•	be treated as nonstatutory stock options for U.S. federal income tax purposes.

The replacement options will have the terms and be subject to the conditions as provided for in the 2004 Plan. With respect to cancelled options granted under the 2004 Plan, the terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will be granted on the date that the tendered options are cancelled; (ii) the replacement options will vest and become exercisable beginning one year from the replacement grant date, dependent upon continued employment with AMD or any of our majority-subsidiaries, unless otherwise prohibited under local law, with the following vesting schedule: (a) replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date and (b) replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any

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of our majority-owned subsidiaries through the applicable vest dates; (iii) the exercise price of the replacement option will be the closing sales price of our common stock on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States); and (iv) the number of shares underlying the replacement options will be determined pursuant to the exchange ratios as described above. With respect to cancelled options granted under the ATI Share Option Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option; (ii) the forms of consideration for such replacement options may consist of cash, other shares of our common stock, broker-assisted cashless exercise, or any other consideration and method of payment to the extent permitted by applicable laws and the administrator; (iii) the option exercise period after termination of employment other than for cause, death or disability, shall be three months following the date of termination or such other period of time as determined by the administrator; (iv) the option exercise period after termination of employment due to death or disability, to the extent such option is vested and exercisable, shall be 12 months following the date of such termination or such other period of time as determined by the administrator and (v) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company. With respect to cancelled options granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option and (ii) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company.

Although our Board of Directors has approved this Offer, neither we nor our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from electing to exchange your options. You must make your own decision regarding whether to elect to exchange your options.

This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. This Offer is subject to certain conditions which we describe in Section 6 of this Option Exchange and the terms described in this Offer.

If the market price of our common stock exceeds $6.34 per share on the replacement grant date, the replacement options that you receive in exchange for your existing options may have a higher exercise price than some or all of your existing options.

Shares of our common stock are quoted on the New York Stock Exchange under the symbol “AMD.” On June 26, 2009, the closing sales price of our common stock as quoted on the New York Stock Exchange was $3.62 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

As of June 15, 2009, eligible options outstanding under the Plans were exercisable for approximately 21,936,012 shares of our common stock, or approximately 3% of the total shares of our common stock outstanding as of June 15, 2009.

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IMPORTANT

If you wish to elect to exchange your options, you must complete and submit the Election Form in accordance with its instructions, which is at https://amd.equitybenefits.com. To participate, you must complete and submit the electronic Election Form no later than 11:00 p.m. Central Time on July 27, 2009, unless this Offer is extended. You will receive a confirmation by e-mail within 48 hours of your election to participate. If your options are properly elected for exchange and accepted by us for exchange, you will receive a final confirmation notice promptly following the expiration of this Offer. The final confirmation notice will confirm that your options have been accepted for exchange and cancelled. If you have technical difficulties with this site, please contact AMD’s Stock Administration at HRSC.Stockadministration@amd.com or the Option Exchange Helpline at 512-602-1174 to arrange an alternate mode of election.

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this Offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

THIS OPTION EXCHANGE OFFER DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AMD HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. AMD HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY AMD.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OF AMD OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

AMD RESERVES THE RIGHT TO AMEND OR TERMINATE THE PLANS AT ANY TIME, AND THE GRANT OF AN OPTION UNDER THE 2004 PLAN OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE AMD TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE OPTIONS IN ANY FUTURE YEAR. THE GRANT OF AN OPTION AND ANY FUTURE OPTIONS GRANTED UNDER THE 2004 PLAN OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

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OPTION EXCHANGE PROGRAM

TABLE OF CONTENTS

SUMMARY TERM SHEET		1
RISK FACTORS		10
THIS OFFER		12
1.	ELIGIBILITY; NUMBER OF OPTIONS; EXPIRATION TIME.	12
2.	PURPOSE OF THIS OFFER.	13
3.	PROCEDURES FOR ELECTING TO EXCHANGE OPTIONS.	14
4.	WITHDRAWAL RIGHTS.	15
5.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND GRANT OF REPLACEMENT OPTIONS.	16
6.	CONDITIONS OF THIS OFFER.	16
7.	PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.	18
8.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF REPLACEMENT OPTIONS.	18
9.	INFORMATION CONCERNING AMD.	22
10.	INTERESTS OF DIRECTORS, OFFICERS AND AFFILIATES; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.	22
11.	STATUS OF OPTIONS ACQUIRED BY US IN THIS OFFER; ACCOUNTING CONSEQUENCES OF THIS OFFER.	24
12.	AGREEMENTS; LEGAL MATTERS; REGULATORY APPROVALS.	25
13.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.	25
14.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.	26
15.	FEES AND EXPENSES.	27
16.	ADDITIONAL INFORMATION.	27
17.	MISCELLANEOUS.	28

SCHEDULE A	A GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES
SCHEDULE B	INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF ADVANCED MICRO DEVICES, INC.

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange and the Election Form. Where applicable, we have included section references to the remainder of this Option Exchange where you can find a more complete description of the topics in this question and answer summary. Because each of you is in a different financial situation, we suggest that you consult with your personal financial and tax advisors before deciding to participate in this Offer. Please review this summary term sheet, the remainder of this Offer to Exchange and the Election Form to ensure that you are making an informed decision regarding your participation in this Offer.

For your ease of use, the questions have been separated into three sections:

1.	Exchange Design.

2.	Administrative/Program Timing.

3.	Other Important Questions.

Exchange Design

1.	What is the Option Exchange program?

The Option Exchange program, or this Offer, is a one-time offer by AMD to allow eligible employees of AMD to exchange their outstanding options that have an exercise price greater than $6.34 per share, which is the 52-week high trading price of our common stock as quoted on the New York Stock Exchange at the commencement of this Offer, a grant date on or before June 28, 2008 and an expiration date after July 27, 2010, for new stock options, which we refer to as replacement options. The number of replacement options that will be granted in exchange for eligible existing options will be determined by the exchange ratios described below under question 3. The replacement options will be granted on the date we cancel the options accepted for exchange, which will be the expiration date of this Offer. The replacement options will have the terms and be subject to the conditions as provided for in the 2004 Plan. With respect to cancelled options granted under the 2004 Plan, the terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will be granted on the date that the tendered options are cancelled; (ii) the replacement options will vest and become exercisable beginning one year from the replacement grant date, dependent upon continued employment with AMD or any of our majority-subsidiaries, unless otherwise prohibited under local law, with the following vesting schedule: (a) replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date and (b) replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest dates; (iii) the exercise price of the replacement option will be the closing sales price of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States); and (iv) the number of shares underlying the replacement options will be determined pursuant to the exchange ratios as described below. With respect to cancelled options granted under the ATI Share Option Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option; (ii) the forms of consideration for such replacement options may consist of cash, other shares of our common stock, broker-assisted cashless exercise, or any other consideration and method of payment to the extent permitted by applicable laws and the administrator; (iii) the option exercise period after termination of employment other than for cause, death or disability, shall be three months following the date of termination or such other period of time as determined by the administrator; (iv) the option exercise period after termination of employment due to death or disability, to the extent such option is vested and exercisable, shall be 12 months following the date of such termination or such other period of time as determined by the administrator and (v) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company. With respect to cancelled options granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option and (ii) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company.

In conjunction with this Offer, all employees holding SARs must surrender the SARs related to the outstanding options they elect to exchange. (See Section 1 below for additional information.)

2.	Why are we making this Offer?

We are making this Offer because a considerable number of our eligible employees have stock options with exercise prices significantly above the recent trading prices of our common stock. These options were originally granted to give employees a stake in the growth and success of our Company and to provide them with an additional financial incentive to stay with AMD. This Option Exchange program is VOLUNTARY and will allow eligible employees to choose whether to keep their existing stock options at existing exercise prices and vesting schedules or to exchange those options for replacement options to be granted upon the cancellation of existing options. We intend that this Option Exchange program will enable our employees to improve their overall position in their stock option holdings, but this cannot be guaranteed considering the ever-present risks associated with a volatile and unpredictable stock market. By making this Offer, we intend to provide our eligible employees with the compensatory benefit of owning options that over time may have a greater potential to increase in value. In addition, we intend to create better performance incentives for our eligible employees and thereby maximize stockholder value. (See Section 2 below for additional information.)

3.	How does the Option Exchange program work?

We are offering to exchange eligible outstanding options that have an exercise price greater than $6.34 per share, a grant date on or before June 28, 2008 and an expiration date after July 27, 2010, for a predetermined number of replacement options, rounded down to the nearest whole share, based on the exchange ratios described below. The outstanding options that you hold give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Option Exchange, we refer to the actual options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

Replacement options will be granted at an exercise price equal to the closing sales price of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States). Participating in the Option Exchange program requires an eligible employee to make a voluntary election to tender eligible stock options before 11:00 pm. Central Time on July 27, 2009, unless this Offer is extended, after which time such election will be irrevocable.

The following exchange ratios for the Option Exchange (that is, how many shares subject to existing options an employee must surrender in order to receive one share subject to the replacement option) were determined using the Binomial option pricing model and are based on, among other things, the sales price per share of our common stock of $4.00 (due to the fluctuation and expected fluctuation over the current month and subsequent month, respectively), and the exercise prices of the options eligible for exchange. We chose to use this model to derive exchange ratios that were intended to be cost neutral to AMD. Replacement options calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Replacement options to purchase fractional shares will not be granted.

Exercise Price Range	Shares Subject to Option Surrendered	Shares Subject to Replacement Option To Be Granted
$6.35 to $9.99	1.5	1
$10.00 to $15.99	5	1
$16.00 and above	11	1

Unless prevented by law or applicable regulations, options accepted for exchange will be cancelled and replacement options granted under our 2004 Plan. SARs related to eligible options that are surrendered as part of this Offer will not count toward the above exchange ratios. We will not issue any replacement SARs. (See Sections 1, 7 and 10 below for more information.)

Example

To illustrate how the exchange ratios work, assume that:

(a)	You have three existing options each for 300 shares with corresponding exercise prices of: $1.00, $5.00 and $15.00.

(b)	You have two existing options with SARs related to such existing options, each for 300 shares with corresponding exercise prices of: $20.00 and $25.00.

(c)	The option with an exercise price of $20.00 was granted on January 1, 2009 (i.e., after June 28, 2008) and all other options were granted before June 28, 2008.

(d)	All options have an expiration date after July 27, 2010.

If you elect to participate in the Offer:

(a)	You will only be able to elect to exchange the two existing options with exercise prices of $15.00 and $25.00.

(b)	You will not be able to exchange your existing options with exercise prices of $1.00 and $5.00 because the exercise prices are below $6.34.

(c)	You will not be able to exchange your existing option with an exercise price of $20.00 because it was granted after June 28, 2008.

Under these facts, the table below shows the number of options subject to each replacement option you would receive were you to participate in the Offer:

Exercise Price of Existing Option	Cancelled Shares Subject to Existing Option	Exchange Ratio	Shares Subject to Replacement Option
$15.00	300	5 for 1	60
$25.00*	300	11 for 1	27
Total	600		87

*	The SARs related to the eligible options that were cancelled pursuant to the Option Exchange would be cancelled and no longer exercisable. No replacement SARs will be issued.

Vesting and exercisability of replacement options for eligible employees will begin one year from the replacement grant date, depending upon continued employment with AMD or any of our majority-owned subsidiaries, unless otherwise prohibited under local law. This means that all replacement options will be completely unvested on the replacement grant date, regardless of whether the surrendered options were partially or wholly vested. Replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date. Replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest dates.

4.	What options are eligible for this Offer?

Options eligible for exchange are those that:

•	have an exercise price greater than $6.34 per share, a grant date on or before June 28, 2008 and an expiration date after July 27, 2010; and

•	were granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 2004 Plan or the ATI Share Option Plan.

(See Section 1 below for more information.)

5.	Who is eligible to participate in this Offer?

You are eligible to participate in this Offer only if you:

•	are an employee of AMD or any of our majority-owned subsidiaries on June 29, 2009 and remain an employee through the grant date of the replacement options;

•

reside in a country other than Russia and otherwise where this offer is not prohibited under local regulations, and continue to reside in such jurisdiction through the grant date of the replacement options;

•	are not an independent member of our Board of Directors or one of our executive officers; and

•	hold at least one eligible option on June 29, 2009.

6.	What if I leave AMD or change my place of residence before the replacement grant date?

If you are no longer employed with AMD or any of our majority-owned subsidiaries, whether voluntarily, involuntarily, or for any other reason before your replacement options are granted, you will not be able to participate in this Offer. Also, if you change your place of residence to Russia or otherwise to a country where this Offer is prohibited under local regulations, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF AMD OR ANY OF OUR MAJORITY-OWNED SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED. (See Sections 1 and 5 below for additional information.)

7.	Why can’t AMD just reprice my existing options?

In 1998, the Financial Accounting Standards Board adopted policies that create unfavorable accounting charge consequences for companies that reprice options. If we were simply to reprice options, our potential for profitability would be diminished, as we would be required to take a charge against earnings on any future appreciation of the repriced options. (See Section 11 below for additional information.)

8.	Why can’t I just be granted additional options?

Because of the large number of options with exercise prices greater than $6.34, which is the 52-week high trading price of our common stock as quoted on the New York Stock Exchange, an additional grant of new options to all of these option holders would have a severe negative effect on our stock dilution and would significantly increase the number of our outstanding shares.

9.	Why aren’t the exchange ratios set at one-for-one?

The exchange ratios were determined using the Binomial option pricing model and are based on, among other things, the sales price per share of our common stock of $4.00 (due to the fluctuation and expected fluctuation over the current month and subsequent month, respectively). We chose to use this model to derive exchange ratios that were intended to be cost neutral to AMD. As an eligible employee, you have the opportunity (and potential benefit) to replace your current “underwater” options with new options with an exercise price equal to the per share closing sales price of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside of the United States).

10.	If I participate, what will happen to my exchanged options and SARs related to my exchanged options?

Options that you elect to exchange will be cancelled on July 27, 2009, unless this Offer is extended, in which case such options will be cancelled on the expiration date of this Offer, as extended. Shares subject to cancelled options granted under the Plans will not be available for new grants under the Plans. If you elect to exchange eligible options with related SARs, you must surrender the SARs related to those eligible options, which will be cancelled on the expiration date of this Offer. (See Section 11 below for additional information.)

11.	What happens to eligible options that I choose not to exchange or that you do not accept for exchange?

Eligible options that you choose not to exchange or that we do not accept for exchange remain outstanding and retain their existing terms, exercise prices and vesting schedules. Any SARs that you may hold related to your eligible options that you choose not to exchange or that we do not accept for exchange will remain outstanding with their original terms and conditions.

12.	Am I eligible to receive future grants if I participate in this Offer?

We intend to continue to review our equity-based incentive programs from time to time. As a result of this review, we may decide to grant you additional equity incentives. Participation or non-participation in this Offer is not expected to affect your eligibility for future equity or other incentives.

13.	What are the conditions to this Offer?

This Offer is subject to a number of conditions including the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. (See Section 6 below for additional information.)

Administrative/Timing of Program

14.	How do I participate in this Offer?

If you currently hold outstanding options that are eligible for the Option Exchange, you will receive an e-mail with instructions on how to log into the Option Exchange website. The URL for this site is https://amd.equitybenefits.com.

This site contains information about your eligible options and provides instructions on how to submit your outstanding options for exchange. To participate, you must complete and submit the electronic Election Form no later than 11:00 p.m. Central Time on July 27, 2009, unless this Offer is extended. You will receive confirmation by e-mail within 48 hours of your election to participate. If you have technical difficulties with this site, please contact AMD’s Stock Administration at HRSC.Stockadministration@amd.com or the Option Exchange Helpline at 512-602-1174 to arrange an alternate mode of election.

15.	How do I find out the details about my existing stock options?

Information on your eligible options will be provided to you with this Offer on the Option Exchange website located at https://amd.equitybenefits.com. In addition, you can check your E*TRADE OptionsLink account for the current status of your options.

16.	What is the deadline to elect to exchange and how do I elect to exchange?

The deadline to participate in this program is 11:00 p.m. Central Time on July 27, 2009, unless this Offer is extended. This means that your completed Election Form must be submitted before that time. Within 48 hours after receipt of your completed electronic Election Form, you will receive a confirmation by e-mail. If you have elected an alternate method of submission by contacting AMD’s Stock Administration, you will receive confirmation by e-mail or mail, at our discretion, promptly after receipt of your completed Election Form. We may, in our discretion, extend this Offer at any time, but we cannot assure you that this Offer will be extended or, if extended, for how long. If this Offer is extended, we will make a public announcement of the extension no later than 8:00 a.m. Central Time on the next U.S. business day following the previously scheduled expiration of this Offer. If this Offer is extended, you must deliver your Election Form before the extended expiration of this Offer.

We reserve the right to reject any or all options elected for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept options properly and timely elected for exchange that are not validly withdrawn. Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept all options properly elected for exchange on the expiration date of this Offer. (See Section 3 below for additional information.)

17.	What will happen if I do not turn in my Election Form by the deadline?

If you do not turn in your Election Form by the deadline, then you will not participate in this Offer, and all stock options currently held by you will remain intact at their original price and original terms. Any SARs that you may hold related to your eligible options that are not exchanged will remain outstanding with their original terms and conditions. (See Section 1 below for additional information.)

IF YOU FAIL TO TURN IN YOUR ELECTION FORM BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THIS OFFER.

18.	During what period of time can I withdraw previously elected options?

You can withdraw or change your previously submitted election to exchange options at any time before 11:00 p.m. Central Time on July 27, 2009. If this Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of this Offer. To change your previously submitted election, you must submit a new Election Form in the same manner described above, and we must receive the change of election notice before the election deadline. To withdraw your previously submitted election, submit a new Election Form that does not select any options. You will receive an e-mail confirming your new election. It is your responsibility to confirm that we have received your correct Election Form before the deadline. In all cases, the last Election Form submitted and received prior to the deadline date will prevail. (See Section 4 below for additional information.)

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR EXECUTED ELECTION FORM HAS PASSED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

19.	Can I exchange the remaining portion of an option that I have already partially exercised?

Yes, any remaining outstanding, unexercised eligible options can be exchanged. If you have previously exercised a portion of your eligible options granted on a single grant date with the same grant number and at the same exercise price, only the portion of those options which have not yet been exercised will be eligible to be exchanged. The replacement option will only replace options that are cancelled upon the expiration of this Offer.

20.	Can I select which portion of an option to exchange?

No. You cannot partially cancel an outstanding option. If you choose to exchange an option, all outstanding, unexercised options within that grant (that is, all outstanding options granted to you under the same grant number on the same grant date and at the same exercise price) will be exchanged and cancelled and all outstanding SARs related to those outstanding options, if applicable, will be cancelled.

21.	Can I exchange both vested and unvested options?

Yes. You can exchange eligible options, whether or not they are vested.

22.	What will be my new option exercise price?

The exercise price for the replacement options will be the closing sales price per share of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States). IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES BEFORE THE REPLACEMENT GRANT DATE, THE REPLACEMENT OPTIONS THAT YOU RECEIVE IN EXCHANGE FOR YOUR EXISTING OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR EXISTING OPTIONS. (See Sections 1 and 2 below for additional information.)

23.	When will I receive my replacement option?

We will grant the replacement options on the date we cancel options elected for exchange. If we cancel options elected for exchange on July 27, 2009, which is the expected expiration date of this Offer, the replacement grant date of the replacement options will also be July 27, 2009. If this Offer is extended beyond July 27, 2009, then the replacement options will be granted on the expiration date of the extended Offer. (See Section 8 below for more information.)

24.	When will the replacement options appear in my E*TRADE OptionsLink account?

The replacement options should be reflected in OptionsLink within 30 to 45 days after the replacement grant date.

25.	When will the replacement options vest?

Replacement options will vest, or become exercisable, beginning one year from the replacement grant date. The only exception to this may be in countries where local law requires otherwise. This means that all replacement options will be completely unvested on the replacement grant date, regardless of whether the surrendered options were partially or wholly vested. Replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date. Replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date.

Vesting and exercise of replacement options are dependent upon continued employment with AMD or any of our majority-owned subsidiaries. Replacement options are subject to the terms and conditions as provided for in the 2004 Plan and will be forfeited if not vested at time of termination of employment. (See Section 8 below for additional information.)

26.	What will be the terms and conditions of my replacement options?

The replacement options granted under the Option Exchange will have the terms and be subject to the conditions as provided for in the 2004 Plan. With respect to cancelled options granted under the 2004 Plan, the terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will be granted on the date that the tendered options are cancelled; (ii) the replacement options will vest and become exercisable beginning one year from the replacement grant date, dependent upon continued employment with AMD or any of our majority-subsidiaries, unless otherwise prohibited under local law, with the following vesting schedule: (a) replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date and (b) replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest dates; (iii) the exercise price of the replacement option will be the closing sales price of our common stock on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States); and (iv) the number of shares underlying the replacement options will be determined pursuant to the exchange ratios as described above. With respect to cancelled options granted under the ATI Share Option Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option; (ii) the forms of consideration for such replacement options may consist of cash, other shares of our common stock, broker-assisted cashless exercise, or any other consideration and method of payment to the extent permitted by applicable laws and the administrator; (iii) the option exercise period after termination of employment other than for cause, death or disability, shall be three months following the date of termination or such other period of time as determined by the administrator; (iv) the option exercise period after termination of employment due to death or disability, to the extent such option is vested and exercisable, shall be 12 months following the date of such termination or such other period of time as determined by the administrator and (v) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company. With respect to cancelled options granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option and (ii) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company.

You are encouraged to consult the 2004 Plan for complete information about the terms of the replacement options, which is available on the Stock Administration website at http://amdcentral/AMDTeams/Corporate/HR/Worldshare/Pages/WorldshareHome.aspx. Each replacement option will retain the same expiration date as the surrendered option it replaces, subject to earlier expiration of the option following termination of your employment with AMD or any of our majority-owned subsidiaries. (See Section 8 below for additional information.)

27.	What if my employment with AMD is terminated after the replacement options are granted?

If your employment with AMD is terminated for any reason after the replacement option has been granted, you will forfeit your replacement options that are unvested at the date of your termination. You will generally have the earlier of the expiration of the replacement option or three months from the date of your termination to exercise the vested portion of your replacement option. (See Section 8 below for additional information.)

28.	What happens if AMD is subject to a change in control AFTER the replacement options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. It is possible that, after or prior to the grant of replacement options, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current stock ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change in control transaction.

The replacement options will have the vesting acceleration provisions under the 2004 Plan. To obtain detailed change of control provisions governing your current options, you can refer to the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 2004 Plan and the ATI Share Option Plan, as applicable, and the prospectus for each such Plan, all of which are available on the Stock Administration website at http://amdcentral/AMDTeams/Corporate/HR/Worldshare/Pages/WorldshareHome.aspx.

29.	What happens if AMD is subject to a change in control BEFORE the replacement options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive replacement options under this Offer.

Any change in control transaction, or announcement of such transaction, could have a substantial effect on our stock price, including potentially substantial appreciation in the price of our common stock. Depending on the structure of such a transaction, price appreciation in the common stock associated with the replacement options could be drastically altered. For example, if our stock were to be acquired in a cash merger, the fair market value of our stock, and hence the price at which we grant the replacement options, would likely be a price at or near the cash price being paid for the common stock in the transaction. As a result of such a transaction, it is possible that the exercise price of the replacement options may be more than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive options to purchase shares of a different issuer. (See Section 2 below for additional information.)

30.	Are there other circumstances where I would not be granted replacement options?

Yes. Even if we accept your tendered options, we will not grant replacement options to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the expiration date of this Offer, you will not be granted replacement options, if at all, until all necessary government approvals have been obtained. (See Section 12 below for additional information.)

31.	After the replacement grant date, what happens if my options end up underwater again?

We are conducting this Offer at this time considering the stock market conditions that have affected many companies throughout the United States. This is a one-time offer that we do not expect to offer again in the future. The price of our common stock may appreciate over the long term, even if your options become underwater after the replacement grant date. HOWEVER, WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. (See Section 2 below for additional information.)

Other Important Questions

32.	What are the tax consequences of my participation in this Offer?

If you accept this Offer and reside and work in the United States, under current U.S. law, you will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the replacement options are granted. If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual employee’s circumstances. Included as part of this Option Exchange are disclosures regarding the material federal tax consequences of this Offer in the United States and in countries other than the United States. You should review these disclosures carefully before deciding whether or not to participate in this Offer. (See Schedule A below for additional information.)

33.	How should I decide whether or not to participate?

The decision to participate must be each individual employee’s personal decision, and it will depend largely on each employee’s assumptions about the future overall economic environment, the performance of publicly traded stocks generally and our own stock price, and our business.

We understand that this will be a challenging decision for all eligible employees. THE OPTION EXCHANGE DOES CARRY CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE STOCK PERFORMANCE OR THE PRICE OF OUR COMMON STOCK ON THE REPLACEMENT GRANT DATE. (See Section 17 below for additional information.)

34.	What do the executive officers and the members of our Board of Directors think of this Offer? Who can I contact to help me decide whether or not I should exchange my eligible options?

Although our Board of Directors has approved this Offer, neither our executive officers nor the members of our Board of Directors make any recommendation as to whether you should elect to exchange or refrain from exchanging your options. Please contact your personal financial and tax advisors to assist you in determining if you should exchange your eligible options.

35.	What are some of the potential risks if I choose to exchange my outstanding eligible options?

Because we cannot guarantee what the stock market will do or how our stock will perform before the date that the replacement options will be granted, the price of AMD stock may increase significantly. This could result in the new grants having a higher exercise price than those you exchanged and could make the replacement options less valuable than those you exchanged. (See “Risk Factors” below for additional information.)

36.	Who can I talk to if I have questions regarding this Offer?

The following websites are available to assist you with information and instructions:

Stock Option Exchange Website: https://amd.equitybenefits.com

Stock Administration Website:

http://amdcentral/AMDTeams/Corporate/HR/Worldshare/Pages/WorldshareHome.aspx

or

Address Questions to HRSC.Stockadministration@amd.com

RISK FACTORS

Participation in this Offer involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, and our Annual Report on Form 10-K for the year ended December 27, 2008, filed with the SEC, highlight the material risks related to AMD which may impact your decision of participating in this Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in this Offer. In addition, we strongly urge you to read the sections in this Option Exchange discussing the tax consequences of participating in this Offer, as well as the rest of this Option Exchange for a more in-depth discussion of the risks that may apply to you.

In addition, this Option Exchange and our SEC reports referred to above include “forward-looking statements.” When used in this Option Exchange, the words “anticipate,” “believe,” “estimate,” “ expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our products or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Option Exchange. You should carefully consider these risks, in addition to the other information in this Option Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this Option Exchange, which speak only as of the date hereof.

Risks Related to This Offer

If the price of our common stock increases after the date on which your eligible options are cancelled, your cancelled options might have been worth more than the replacement options that you will receive in exchange for them.

Because you will receive replacement options covering fewer shares than the eligible options surrendered, it is possible that, at some point in the future, your exchanged eligible options would have been economically more valuable than the replacement options granted pursuant to this Offer.

Any replacement options you receive in this Offer may have less favorable vesting terms than those of the related eligible options you are surrendering. This means that if your employment with us terminates during the new vesting period, or if the replacement options otherwise terminate prior to your being fully vested in them, you might have been better off if you had continued holding the eligible option rather than exchanging them for replacement options.

If you elect to participate in this Offer, the vesting of each replacement option granted to you will be subject to either a one-year or two-year vesting schedule. This means that you will be required to continue working for the Company for one or two years after the date on which your replacement option is granted in order to be fully vested in the replacement option. If your employment terminates for any reason prior to vesting of your replacement option, you will forfeit the then-unvested portion of your replacement option. The unvested portion of your replacement option may terminate under certain other circumstances prior to its being fully vested, including if the Company were to be acquired.

You should carefully consider the relative benefit to you if the vesting of your eligible options has already accrued, compared to the benefit of a lower-priced option with a longer vesting period. If our stock price increases in the future to a value above the exercise price of an eligible option that you surrendered in this Offer, you could conclude that it would have been preferable to have retained the eligible option with its higher price and greater amount of accrued vesting rather than have surrendered it for the lower-priced replacement option with re-started vesting.

Nothing in this Offer should be construed to confer upon you the right to remain an employee of the Company. The terms of your employment with us remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our employ until the grant date for the replacement options or thereafter.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences for participating in this Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should read Schedule A attached to this Option Exchange. Schedule A discusses the tax consequences of participating in this Offer for your country of residence. You should also be certain to consult your own tax advisors to discuss these consequences.

Risks Related to Our Business and Common Stock

You should carefully review the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended March 28, 2009 and our Annual Report on Form 10-K for the year ended December 27, 2008 and also the other information provided in this Option Exchange and the other materials that we have filed with the Securities and Exchange Commission, or SEC, before making a decision on whether or not to tender your eligible options. You may access these filings electronically at the SEC’s Internet site at http://www.sec.gov. In addition, we will provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See “This Offer - Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.

THIS OFFER

1.	Eligibility; Number of Options; Expiration Time.

Upon the terms and subject to the conditions of this Option Exchange, we will exchange eligible options for replacement options to purchase common stock granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 2004 Plan and the ATI Share Option Plan (the “Plans”), and that are properly elected for exchange and not validly withdrawn in accordance with Section 4 of this Offer before the “expiration time,” as defined below.

You are eligible to participate in this Offer (an “eligible employee”) only if you:

•	are an employee of AMD or any of our majority-owned subsidiaries on June 29, 2009 and remain an employee through the grant date of the replacement options;

•

reside in a country other than Russia and otherwise where this Offer is not prohibited under local regulations, and continue to reside in such jurisdiction through the grant date of the replacement options;

•	are not an independent member of our Board of Directors or one of our executive officers; and

•	hold at least one eligible option on June 29, 2009.

The outstanding options that you hold under the Plans give you the right to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, when we use the term “option” in this Offer, we refer to the actual options you hold to purchase shares of our common stock and not the shares underlying those options.

If you elect to exchange options, you will not be eligible to receive replacement options unless you continue to be employed by AMD or any of our majority-owned subsidiaries and continue to reside in a country other than Russia and otherwise where this Offer is not prohibited under local regulations through the grant date of the replacement options.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF AMD OR ANY OF OUR MAJORITY-OWNED SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED.

If you are eligible and choose to participate, you may only elect to exchange options (the terms “option” or “options” refer to an entire option) under the Plans that have an exercise price greater than $6.34 per share, which is the 52-week high trading price of our common stock as quoted on the New York Stock Exchange at the commencement of this Offer, a grant date on or before June 28, 2008 and an expiration date after July 27, 2010. If you have previously exercised a portion of your options granted on a single grant date with the same grant number and at the same exercise price, only the portion of options that have not yet been exercised will be eligible to be exchanged in this program.

If you properly tender your eligible options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive that number of replacement options determined using the exchange ratios set forth in the table below, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the 2004 Plan. If you properly tender your eligible options and such options are accepted for exchange, any SARs related to the grant of the eligible options will also be tendered and cancelled.

The table below shows the number of shares of our common stock subject to your existing outstanding options that you must exchange for each share of common stock subject to the replacement option (the “exchange ratios”), based on the grant price of the existing outstanding option:

Exercise Price Range	Exchange Ratio (Shares Subject to Cancelled Option to New Option)
$6.35 to $9.99	1.5 – 1
$10.00 to $15.99	5 – 1
$16.00 and above	11 – 1

We will not grant any replacement options to purchase fractional shares. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis. SARs related to eligible options that are surrendered as part of this Offer will not count toward the above exchange ratios.

Unless prevented by law or applicable regulations, eligible options granted under the Plans and exchanged for replacement options will be replaced with options granted under the 2004 Plan. The replacement options will have the terms and be subject to the conditions as provided for in the 2004 Plan. The replacement options will have a new grant date, a new exercise price and a new vesting schedule, will be classified as a nonstatutory stock option and will cover a fewer number of shares of our common stock.

The per share exercise price of the replacement options will be equal to the closing sales price per share of our common stock as quoted on the New York Stock Exchange on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States).

The term “expiration time” means 11:00 p.m. Central Time on July 27, 2009, unless and until we, in our discretion, extend the period of time during which this Offer will remain open, in which event the term “expiration time” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange for a description of our rights to extend, delay, terminate and amend this Offer.

If we decide to take any of the following actions, we will publish a notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to this offer immediately prior to the increase.

If this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in Section 14 of this Option Exchange, we will extend this Offer so that this Offer is open at least ten U.S. business days following the publication, sending or giving of notice.

For purposes of this Offer, a “business day” means any day other than Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

2.	Purpose of this Offer.

We granted the options outstanding under the Plans to promote our long-term growth and success and the creation of stockholder value by giving employees a stake in the growth and success of our Company and to provide them with additional financial incentive to stay with AMD.

Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current and recent trading prices of our common stock. We believe these options are unlikely to be exercised in the foreseeable future and therefore do not serve their original purpose. By making this Offer to exchange outstanding options for replacement options that will have an exercise price equal to the per share closing sales price of our common stock on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States), we intend to provide our eligible employees with the compensatory benefit of holding options that over time may have a greater potential to increase in value. In addition, we intend to create better performance incentives for employees and thereby maximize stockholder value.

THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE PROGRAM WILL BE REALIZED CONSIDERING THE EVER-PRESENT RISKS ASSOCIATED WITH A VOLATILE AND UNPREDICTABLE STOCK MARKET.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors and that could significantly affect the price of our stock. In connection with the promotion of Robert J. Rivet to Chief Administrative and Operating Officer during October 2008, we are in the process of conducting a search for a new Chief Financial Officer. If we engage in such a transaction or transactions prior to the date we grant the replacement options, our stock price could increase (or decrease) and the exercise price of the replacement options could be higher (or lower) than the exercise price of eligible options you elect to have cancelled as part of this Offer. The exercise price of any replacement options granted to you in return for options you elect to exchange will be the fair market value of our common stock on the replacement grant date. You will be at risk of any increase in our stock price during the period prior to the replacement grant date for these and other reasons.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive replacement options under this Offer. If we were to terminate your right to receive replacement options under this Offer in connection with such a transaction, your original options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in this Option Exchange or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b) any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d) any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

(e) any other material change in our corporate structure or business;

(f) our common stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

(h) the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

(i) the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

(j) any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

3.	Procedures for Electing to Exchange Options.

Proper Exchange of Options. If you currently hold outstanding options that are eligible for this Offer, you will receive an e-mail with instructions on how to log into the stock option exchange website. The URL for this site is https://amd.equitybenefits.com.

This site will contain information about your eligible options and provide instructions on how to submit your outstanding options for exchange. To validly elect to exchange your options pursuant to this Offer, you must, in accordance with the terms of the electronic Election Form, complete and submit the electronic Election Form no later than 11:00 p.m. Central Time on July 27, 2009, unless this Offer is extended. You will receive a confirmation by e-mail within 48 hours of your election to participate. If you have technical difficulties with this site, please contact AMD’s Stock Administration at HRSC.Stockadministration@amd.com or the Option Exchange Helpline at 512-602-1174 to arrange an alternate mode of election.

If you do not turn in your Election Form by the expiration time, then you will not participate in this Offer, and all stock options and SARs related to such stock options, if any, currently held by you will remain intact at their original price and with their original terms.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS FORMS AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE ELECTING OPTION HOLDER. IT IS YOUR RESPONSIBILITY TO ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY TO AND RECEIPT BY US.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to the validity, form, eligibility, including time of receipt, and acceptance of any documentation relating to the tender of options for exchange. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange options that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. We also reserve the right, in our reasonable discretion, to waive any of the conditions of this Offer or any defect or irregularity in any election. If we waive any of the conditions of this Offer we will do so for all option holders. No election to exchange options will be deemed to have been properly made until all defects or irregularities have been cured by the electing option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any such notice.

Our Acceptance Constitutes an Agreement. Your election to exchange options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of this Offer. OUR ACCEPTANCE OF THE OPTIONS THAT YOU ELECT TO EXCHANGE PURSUANT TO THIS OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after the expiration of this Offer all properly elected options that have not been validly withdrawn.

4.	Withdrawal Rights.

You can only withdraw your elected options in accordance with the provisions of this Section 4.

You can withdraw your elected options at any time before 11:00 p.m. Central Time on July 27, 2009 (the “expiration time”). If the expiration time is extended by us, you can withdraw your elected options at any time until the extended expiration of this Offer.

In addition, although we intend to accept all validly tendered options immediately after the expiration of this Offer, if we have not accepted your options within 40 business days of the commencement of this Offer, you may withdraw your tendered options at any time thereafter.

To validly withdraw elected options, you must submit a new Election Form in the same manner as your original Election Form was submitted that does not select any options. We must RECEIVE the new Election Form before the expiration time.

Providing us with a properly completed new Election Form that does not select any options and submitted in the same manner as your original Election Form will constitute a proper notice of withdrawal. It is your responsibility to confirm that we received your new Election Form indicating the withdrawal of your elected options before the expiration time. If you elect to withdraw options, you must withdraw all or none of the outstanding options granted to you on the same grant date with the same grant number and at the same exercise price.

You cannot rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly elected for exchange for purposes of this Offer unless you properly re-elect to exchange those options before the expiration time by following the procedures described in Section 3.

Neither AMD nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Our determination of these matters will be final and binding.

5.	Acceptance of Options for Exchange and Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer, including those conditions listed in Section 6 below, and promptly following the expiration of this Offer, we will accept for exchange and cancel options properly elected for exchange (including any related SARs, if applicable) and not validly withdrawn before the expiration time. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your options (including any related SARs, if applicable) have been accepted for exchange and cancelled.

If your options are properly elected for exchange and accepted by us, we will cancel your options and related SARs, if applicable, on the expiration date of this Offer, and you will be granted replacement options on the replacement grant date. The replacement grant date will be on the date we cancel the options accepted for exchange.

If you are no longer an employee with AMD or any of our majority-owned subsidiaries, whether voluntarily, involuntarily, or for any other reason before your replacement options are granted, you will not be able to participate in this Offer. Also, if you change your place of residence to Russia or otherwise to a country where this Offer is prohibited under local regulations, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN ELIGIBLE EMPLOYEE OF AMD OR ANY OF OUR MAJORITY-OWNED SUBSIDIARIES AS DESCRIBED ABOVE ON THE REPLACEMENT GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER. YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF TERMINATION OF YOUR EMPLOYMENT, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, e-mail or letter. Subject to our rights to extend, terminate and amend this Offer, we expect that you will receive your replacement option agreement as promptly as practicable after the replacement grant date.

6.	Conditions of this Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after June 29, 2009 and prior to the expiration time any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of replacement options;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i) make the acceptance for exchange of, or issuance of replacement options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

(ii) delay or restrict our ability, or render us unable, to accept for exchange or grant replacement options for some or all of the options elected for exchange; or

(iii) materially and adversely affect the business, condition (financial or other), income, operations or prospects of AMD;

(c) there shall have occurred:

(i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(iii) the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(iv) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

(v) any decrease of greater than 50% of the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on the business, condition (financial or other), operations or prospects of AMD or on the trading in our common stock;

(vi) in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

(vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on June 29, 2009;

(d) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i) any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before June 29, 2009;

(ii) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before June 29, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us; or

(e) any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or

(f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of AMD that, in our reasonable judgment, is or may have a material adverse effect on AMD.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration time. We may waive them, in whole or in part, at any time and from time to time prior to the expiration time, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7.	Price Range of Common Stock Underlying the Options.

Our common stock is quoted on the New York Stock Exchange under the symbol “AMD.” The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as quoted on the New York Stock Exchange.

	HIGH	LOW

Fiscal Year Ended December 29, 2007

First Quarter	$20.63	$12.96
Second Quarter	15.95	12.60
Third Quarter	16.19	11.27
Fourth Quarter	14.73	7.30

Fiscal Year Ended December 27, 2008

First Quarter	$8.08	$5.31
Second Quarter	7.98	5.61
Third Quarter	6.47	4.05
Fourth Quarter	6.00	1.62

Fiscal Year Ending December 26, 2009

First Quarter	$3.78	$1.86
Second Quarter	$4.82	$3.02

As of June 26, 2009, the last reported sale price of our common stock, as reported by the New York Stock Exchange, was $3.62 per share.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

8.	Source and Amount of Consideration; Terms of Replacement Options.

Consideration. We will grant replacement options, subject to applicable laws and regulations, to purchase common stock under the 2004 Plan, in exchange for outstanding eligible options (and SARs related to the outstanding eligible options) properly elected for exchange and accepted by us. The number of shares of common stock subject to the replacement options to be granted to each option holder will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events affecting the common stock, in accordance with the terms of the 2004 Plan.

The table below shows the number of shares of our common stock subject to the existing outstanding option that you must exchange for each share of common stock subject to the replacement option, based on the grant price of the existing outstanding option:

Exercise Price	Exchange Ratio (Shares Subject to Eligible Option to Replacement Option)

$6.35 to $9.99	1.5 – 1

$10.00 to $15.99	5 – 1

$16.00 and above	11 – 1

We will not grant any replacement options to purchase fractional shares. Instead, if the exchange ratios yield a fractional amount of shares, we will round down to the nearest whole number of shares with respect to each option on a grant-by-grant basis. SARs related to eligible options that are surrendered as part of this Offer will not count toward the above exchange ratios. We will not grant any replacement SARs.

As of June 15, 2009, there were outstanding eligible options to purchase an aggregate of 21,936,012 shares of the Company’s common stock. If 100% of eligible options were to be exchanged and replacement options granted in accordance with the exchange ratios set out above, the number of shares underlying such replacement options would be approximately 7,235,706.

Terms of Replacement Options. The replacement options will have the terms and be subject to the conditions as provided for in the 2004 Plan. With respect to cancelled options granted under the 2004 Plan, the terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will be granted on the date that the tendered options are cancelled; (ii) the replacement options will vest and become exercisable beginning one year from the replacement grant date, dependent upon continued employment with AMD or any of our majority-subsidiaries, unless otherwise prohibited under local law, with the following vesting schedule: (a) replacement options granted in exchange for vested shares of the surrendered options at the time they were surrendered for cancellation will fully vest on the one-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest date and (b) replacement options granted in exchange for unvested shares of the surrendered options at the time they were surrendered for cancellation will vest as to 50% on the one-year anniversary of the replacement grant date and as to the remaining 50% on the two-year anniversary of the replacement grant date; provided, you remain an employee of AMD or any of our majority-owned subsidiaries through the applicable vest dates; (iii) the exercise price of the replacement option will be the closing sales price of our common stock on the replacement grant date (or as modified as required under local tax laws for replacement options granted outside the United States); and (iv) the number of shares underlying the replacement options will be determined pursuant to the exchange ratios as described above. With respect to cancelled options granted under the ATI Share Option Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option; (ii) the forms of consideration for such replacement options may consist of cash, other shares of our common stock, broker-assisted cashless exercise, or any other consideration and method of payment to the extent permitted by applicable laws and the administrator; (iii) the option exercise period after termination of employment other than for cause, death or disability, shall be three months following the date of termination or such other period of time as determined by the administrator; (iv) the option exercise period after termination of employment due to death or disability, to the extent such option is vested and exercisable, shall be 12 months following the date of such termination or such other period of time as determined by the administrator and (v) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company. With respect to cancelled options granted under the 1992 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 2000 Stock Incentive Plan, the material terms and conditions of the replacement options will be similar to the cancelled options, except that: (i) the replacement options will have a new date of grant, a new option exercise price, a new vesting schedule and a lesser number of shares of common stock subject to such replacement option and (ii) in the event of a qualified merger or sale of substantially all of the assets of the Company, each outstanding option shall be assumed or substituted by the successor corporation or related corporation, and in the event that the successor corporation refuses to assume or substitute such options, such options shall be fully vested and exercisable upon completion of the qualified merger transaction or sale of substantially all of the assets of the Company.

The terms and conditions of your existing options are set forth in the applicable Plan under which they were granted. The description of the replacement options set forth herein is only a summary of some of the material provisions of the 2004 Plan, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the 2004 Plan. Information regarding the Plans may be found in the S-8 Registration Statements and related prospectuses prepared by us in connection with each of the Plans. Copies of the Plans and prospectuses are available on the Stock Administration site at http://amdcentral/AMDTeams/Corporate/HR/Worldshare/Pages/WorldshareHome.aspx or upon request by contacting Stock Administration at HRSC.Stockadministration@amd.com. Copies will be provided promptly at our expense.

NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE REPLACEMENT OPTION GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OF THE COMPANY OR ANY OF ITS MAJORITY-OWNED SUBSIDIARIES BEFORE THE REPLACEMENT OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT OPTION.

Exercise. Generally, you may exercise the vested portion of your replacement option at any time. If, however, your employment with AMD or any of our majority-owned subsidiaries terminates prior to any portion of your replacement option becoming vested, you will not be able to exercise any unvested portion of your replacement option.

U.S. Federal Income Tax Consequences of Options. You should refer to Section 13 for a discussion of material U.S. federal income tax consequences of the replacement options, as well as the consequences of accepting or rejecting the new nonstatutory stock options under this Offer. You should refer to the relevant tax disclosure discussion under Schedule A for a discussion of the tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.

Registration of Option Shares. All shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of all replacement options, have been registered under the Securities Act of 1933 on one or more registration statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an “affiliate” of AMD, you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act of 1933.

2004 Equity Incentive Plan

The 2004 Plan permits the grant of the following types of Awards: (1) nonstatutory stock options, incentive stock options and stock appreciation rights granted at the fair market value of our common stock on the date of grant (Fair Market Value Awards), and (2) restricted stock awards and restricted stock units (Full Value Awards). The 2004 Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The 2004 Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a delegate or committee appointed by our Board of Directors (the Committee) administers the 2004 Plan. Awards will also be made pursuant to the Non Employee Director Equity Compensation Policy.

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more directors and/or officers of AMD, but only the Committee itself can grant stock options or make Awards to participants who are officers of AMD.

If an Award or an award currently outstanding under any of our equity compensation plans, except for those equity compensation plans that we assumed when we acquired ATI, expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2004 Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has the discretion to adjust the number of shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards; Performance Criteria

The Committee selects the employees and consultants who will be granted Awards under the 2004 Plan. Incentive stock options can only be granted to employees. No individual may receive more than 3,000,000 shares as an Award under the 2004 Plan in any calendar year, except that an individual may receive an Award up to 6,000,000 shares during the first 12 months of employment.

In determining whether an Award should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire company and/or a business unit. Performance goals may be based on business criteria including: cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, other financial measures or any other performance related goal that the Committee deems appropriate.

After the end of each performance period, a determination will be made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Fair Market Value Awards

Stock Options. A stock option is the right to purchase shares of AMD’s common stock at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonstatutory and incentive stock options. The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each nonstatutory stock option and incentive stock option cannot be less than 100 percent of the fair market value of our common stock on the date of the grant.

Any option granted under the 2004 Plan cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of the grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2004 Plan expire at the times established by the Committee, but not later than 10 years after the grant date.

The exercise price of each option granted under the 2004 Plan must be paid in full at the time of the exercise. The Committee may also permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan. The participant must pay any taxes AMD is required to withhold at the time of the exercise.

Stock Appreciation Rights. Awards of stock appreciation rights may be granted pursuant to the 2004 Plan. Stock appreciation rights may be granted to employees and consultants. The Committee determines the terms and conditions of stock appreciation rights. However, no stock appreciation right may be granted at less than fair market value of our common stock on the date of grant or have a term of over ten (10) years from the date of grant. Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from AMD in an amount determined by multiplying (i) the difference between the closing price of a share of our common stock on the date of exercise and the exercise price by (ii) the number of shares with respect to which the stock appreciation right is exercised. AMD’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

Full Value Awards

Under the amended and restated 2004 Plan, the Committee can make the following Full Value Awards:

Restricted Stock. Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The purchase price for an award of restricted stock will be $0.00 per share. The Committee will determine the number of shares of restricted stock granted to any employee or consultant.

Restricted Stock Units. Restricted stock units are awards that obligate AMD to grant a specific number of shares of AMD common stock in the future if the vesting terms and conditions scheduled by the Committee are satisfied and may be payable in cash or in shares of our common stock. The purchase price for the shares will be $0.00 per share. The Committee will determine the number of shares that are subject to such restricted stock units.

Change of Control

Awards. In the event of a merger or sale of substantially all of our assets, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the Award will immediately vest and become exercisable as applicable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

Acceleration in Connection with a Termination of Employment. If a participant’s employment is terminated for any reason other than for cause (or, with respect to certain participants who are executive officers, there is a constructive termination of their employment) within one year after a change of control, all options held by that participant become fully vested. A constructive termination occurs if the executive officer resigns because of a diminution or adverse change in his or her conditions of employment. In general, a “Change of Control” will be deemed to have occurred upon the acquisition of more than 20 percent of either the then-outstanding shares of AMD common stock or the combined voting power of our then outstanding securities, a change in two-thirds of the Board of Directors over a two-year period, certain mergers or corporate transactions in which we are not the surviving entity, or our liquidation or a sale of substantially all of our assets.

Non-Transferability of Awards

Unless a participant’s employment or award agreement provides otherwise, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Amendment and Termination of the 2004 Plan and Prohibition on Repricing or Exchange of Awards Without Stockholder Approval

The Board generally may amend or terminate the 2004 Plan at any time and for any reason; provided, however, that the Board cannot reprice or otherwise exchange awards under the 2004 Plan, amend the 2004 Plan to increase the number of shares available under the 2004 Plan, or change the class of employees eligible to participate in the 2004 Plan without stockholder consent.

IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE PLANS AND THE REPLACEMENT OPTIONS ARE MERELY SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE PLANS. PLEASE CONTACT US AT ADVANCED MICRO DEVICES, INC., 7171 SOUTHWEST PARKWAY, AUSTIN, TEXAS 78735 ATTN: STOCK ADMINISTRATION; HRSC.STOCKADMINISTRATION@AMD.COM, LONESTAR CAMPUS, AUSTIN, TX M/S B300.1A.364 OR VISIT OUR STOCK ADMINISTRATION WEBSITE AT HTTP://AMDCENTRAL/AMDTEAMS/CORPORATE/ HR/WORLDSHARE/PAGES/WORLDSHAREHOME.ASPX TO RECEIVE A COPY OF ANY PLAN OR PROSPECTUS.

9.	Information Concerning AMD.

We are a global semiconductor company with facilities around the world. Within the global semiconductor industry, we offer primarily:

•

x86 microprocessors, for the commercial and consumer markets, embedded microprocessors for commercial, commercial client and consumer markets and chipsets for desktop and notebook PCs, professional workstations and servers; and

•	graphics, video and multimedia products for desktop and notebook computers, including home media PCs and professional workstations, servers and technology for game consoles.

AMD was incorporated under the laws of the state of Delaware on May 1, 1969. Our mailing address and executive offices are located at One AMD Place, Sunnyvale, California 94088. Our phone number is (408) 749-4000. Unless otherwise indicated, references in this report to “AMD,” “our,” “us,” “we” and “the Company” include our majority-owned subsidiaries. We make our filings with the SEC available on the Investor Relations page of our website, “www.amd.com,” free of charge.

Additional Financial Information. We have provided the book value per share below for your reference.

	2008	2007	2006	March 2009	March 2008
				(Unaudited)
Book Value Per Share	$(0.13)	$4.93	$10.58	$(0.24)	$4.35

See “Additional Information” under Section 16 for instructions on how you can obtain copies of our SEC reports that contain our audited financial statements and unaudited financial data.

10.	Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning the Options.

A list of our directors and executive officers is attached to this Option Exchange as Schedule B.

As of June 15, 2009, our executive officers and non-employee directors (12 persons) as a group beneficially owned options outstanding under the Plans to purchase a total of approximately 2,987,760 shares of our common stock. This number represented approximately 5.6% of the shares subject to all options outstanding under the Plans as of that date. As of June 15, 2009, of these outstanding options, none are eligible for exchange in this Offer because executive officers and non-employee directors are not eligible to participate in this Offer.

Except for outstanding options to purchase common stock and restricted stock awards granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to our equity compensation plans, and except as set forth in this Option Exchange, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

The following table sets forth the beneficial ownership of the Company’s executive officers and non-employee directors of options outstanding as of June 15, 2009. The percentages in the table below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock, which was 53,012,249 as of June 15, 2009.

Name of Beneficial Owner	Number of Options Beneficially Owned	Percentage of Total Outstanding Options
Non-employee Directors
Dr. W. Michael Barnes	103,710.1956%
John E. Caldwell	45,832.0865%
Bruce L. Claflin	117,500.2216%
Frank M. Clegg	0.0000%
H. Paulett Eberhart	72,224.1362%
Waleed Al Mokarrab Al Muhairi	0.0000%
Robert B. Palmer	107,890.2035%
Morton L. Topfer	75,000.1415%

Executive Officers (including the Employee Directors)
Thomas M. McCoy	613,461	1.1572%
Derrick R. Meyer	802,153	1.5131%
Robert J. Rivet	1,049,990	1.9807%
Emilio Ghilardi	0.0000%

All directors and executive officers as a group (12 persons)	2,987,760	5.6360%

The following table sets forth the stock and stock option transactions involving our executive officers and directors during the sixty (60) days prior to and including June 29, 2009:

Transaction Date	Name	Type	Shares	Price
5/15/2009	Emilio Ghilardi	Stock Option Grant	56,250	$4.01
5/15/2009	Thomas M. McCoy	Stock Option Grant	37,500	$4.01
5/15/2009	Derrick R. Meyer	Stock Option Grant	225,000	$4.01
5/15/2009	Derrick R. Meyer	Stock Option Grant	79,000	$4.01
5/15/2009	Robert J. Rivet	Stock Option Grant	81,250	$4.01

During the 60 days prior to and including June 29, 2009, we granted options exercisable for an aggregate of 1,576,179 shares to employees.

Except as otherwise described above, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the past 60 days by AMD, or to our knowledge, by any executive officer, director or affiliate of AMD. For more detailed information on the beneficial ownership of our common stock, you can consult the section entitled “Security Ownership of Directors and Executive Officers” in our definitive proxy statement for our 2009 annual meeting of stockholders.

No securities are to be purchased from any executive officer, director or affiliate of AMD pursuant to this Offer.

11.	Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Options we acquire pursuant to this Offer will be cancelled on the expiration date of this Offer, and the shares subject to cancelled options granted under the Plans will not be available for new grants under the Plans.

We have adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R). Under SFAS 123R, we expect to recognize the incremental compensation cost, if any, of the new stock option awards granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each new stock option award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the new stock option awards granted is forfeited prior to the completion of the service condition due to termination of employment, the compensation cost for the forfeited portion of the award will not be recognized.

12.	Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of replacement options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant replacement options for options tendered for exchange is subject to conditions, including the conditions described in Section 6.

We may be prohibited by applicable laws or regulations from granting replacement options on the date that we cancel the eligible options accepted for exchange. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited throughout the period then we will grant the replacement options some time in the future if at all and you will not receive any other consideration for the options that you tendered for exchange. You should note that if the common stock price has increased, the new exercise price of the replacement options may be higher than the options elected for exchange.

13.	Material U.S. Federal Income Tax Consequences.

CIRCULAR 230 DISCLAIMER: THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a discussion of the material United States federal income tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in the United States. This discussion is based on the U.S. Internal Revenue Code (referred to in this document as the “Code”), its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations in effect of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of, or are otherwise subject to the tax laws of, another country, or change your residence or citizenship during the term of this Offer, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United States apply to your specific situation. Please refer to Schedule A of this document if you reside outside the U.S.

If you are an option holder who chooses to exchange outstanding nonstatutory stock options for replacement options, you should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. Your replacement options will be nonstatutory stock options for purposes of U.S. tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

Upon disposition of the shares acquired upon exercise of a nonstatutory option, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES IN SCHEDULE A ATTACHED HERETO AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

14.	Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which this offer is open, and thereby delay the acceptance for exchange of any options, by giving oral or written notice of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof.

We also expressly reserve the right, in our reasonable judgment, before the expiration time, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of such termination, amendment or postponement to the option holders eligible to participate in the exchange and making a public announcement thereof. We will return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 8:00 a.m. Central Time on the next U.S. business day after the last previously scheduled or announced expiration time. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release to the Dow Jones News Service.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a) we increase or decrease the amount of consideration offered for the options;

(b) we decrease the number of options eligible to be elected for exchange in this Offer; or

(c) we increase the number of options eligible to be elected for exchange in this Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to this Offer immediately prior to the increase;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth U.S. business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least ten U.S. business days following the publication, sending or giving of notice.

15.	Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.

16.	Additional Information.

We recommend that, in addition to this Offer to Exchange and the Election Form, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

(a) AMD’s Annual Report on Form 10-K for the period ended December 27, 2008, filed with the SEC on February 24, 2009.

(b) AMD’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders, filed with the SEC on March 18, 2009.

(c) AMD’s Quarterly Report on Form 10-Q for the period ended March 28, 2009, filed with the SEC on May 6, 2009.

(d) AMD’s Form S-8 (File No. 033-55107) (registering shares to be issued under the AMD 1992 Stock Incentive Plan), filed with the SEC on August 17, 1994.

(e) AMD’s Form S-8 (File No. 333-04797) (registering shares to be issued under the AMD 1996 Stock Incentive Plan), filed with the SEC on May 30, 1996.

(f) AMD’s Form S-8 (File No. 333-57525) (registering additional shares to be issued under the AMD 1996 Stock Incentive Plan), filed with the SEC on June 23, 1998.

(g) AMD’s Form S-8 (File No. 333-68005) (registering shares to be issued under the AMD 1998 Stock Incentive Plan), filed with the SEC on November 25, 1998.

(h) AMD’s Form S-8 (File No. 333-40030) (registering additional shares to be issued under the AMD 1996 Stock Incentive Plan), filed with the SEC on June 23, 2000.

(i) AMD’s Form S-8 (File No. 333-55052) (registering shares to be issued under the AMD 2000 Stock Incentive Plan), filed with the SEC on February 6, 2001.

(j) AMD’s Form S-8 (File No. 333-60550) (registering additional shares to be issued under the AMD 1996 Stock Incentive Plan), filed with the SEC on May 9, 2001.

(k) AMD’s Form S-8 (File No. 333-74896) (registering additional shares to be issued under the AMD 2000 Stock Incentive Plan), filed with the SEC on December 11, 2001.

(l) AMD’s Form S-8 (File No. 333-115474) (registering shares to be issued under the AMD 2004 Equity Incentive Plan), filed with the SEC on May 13, 2004.

(m) AMD’s Form S-8 (File No. 333-134853) (registering additional shares to be issued under the AMD 2004 Equity Incentive Plan), filed with the SEC on June 8, 2006.

(n) AMD’s Form S-8 (File No. 333-159367) (registering additional shares to be issued under the AMD 2004 Equity Incentive Plan), filed with the SEC on May 20, 2009.

(o) the description of AMD’s common stock included in AMD’s Registration Statement on Form 8-A, filed with the SEC on September 14, 1979, including any amendments or reports we file or have filed for the purpose of updating that description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined at, and copies may be obtained from, the SEC public reference rooms located at:

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at (202) 551-8090.

Our SEC filings are also available to the public on the SEC’s internet site at http://www.sec.gov.

Our common stock is quoted on the New York Stock Exchange under the symbol “AMD” and our SEC filings can be read at the following New York Stock Exchange address:

New York Stock Exchange

20 Broad Street

New York, New York 10005

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Advanced Micro Devices, Inc.

Attention: Assistant Secretary

One AMD Place M/S 68

Sunnyvale, California 94088

or by telephoning us at (408) 749-4000.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Option Exchange, you should rely on the statements made in the most recent document.

The information contained in this Option Exchange about AMD should be read together with the information contained in the documents to which we have referred you.

17.	Miscellaneous.

This Option Exchange and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed in our most recently filed report on Form 10-K or Form 10-Q.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Advanced Micro Devices, Inc.

June 29, 2009

SCHEDULE A

A GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES

Argentina

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Argentina. This discussion is based on the law in effect in Argentina as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Argentina apply to your specific situation.

Tax Information

Option Exchange

It is unlikely that you will be subject to any tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the excess of the fair market value of the shares on the date of exercise over the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will not be subject to capital gains tax, provided that you (i) do not conduct other business activities as a sole proprietorship, and (ii) are not habitually involved in the trading of securities.

Bank Tax

In principle, a tax of 0.6% is imposed on all amounts debited or credited to bank accounts, including checks or wire transfers from your checking account. However, an exemption may apply on the amounts arising from the sale of shares that is debited or credited to bank accounts provided that it is evidenced that such amounts constitute income deriving from a labor relationship. Please check with your advisor to determine whether this exemption will apply to you.

Personal Assets Tax

If you exercise your replacement options and acquire shares, any shares held will be considered a computable asset for personal assets tax purposes. If you have been living in Argentina for more than five years and your computable assets are in excess of ARS 305,000, you will be subject to a Personal Assets Tax at a rate ranging from 0.5% to 1.25% depending on the value of your computable assets.

Stamp Tax

A stamp tax may apply upon your execution of any documents related to the 2004 Plan (for example, the stock option agreements). The tax is paid upon execution of the documents and both the rate and the term for payment will depend on the particular jurisdiction. In the City of Buenos Aires the applicable stamp tax rate for such a kind of documents is 0.8%. (Please note that as a consequence of the amendments recently incorporated to the Fiscal Code of the City of Buenos Aires such kind of documents executed –as of January 13, 2009- within the jurisdiction of the City of Buenos Aires are subject to Stamp Tax in the City of Buenos Aires).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable wage ceiling) when you exercise your replacement options. Your employer is also required to pay employer social insurance contributions, regardless of the applicable wage ceiling. If for any reason the amount withheld by your employer is less than your actual tax liability, your employer must report this to the tax authorities and it is your responsibility to pay any additional taxes due.

Belgium

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Belgium. This discussion is based on the law in effect in Belgium as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Belgium apply to your specific situation.

Tax Information

Option Exchange

It is likely that the exchange of options will be a taxable event. We recommend that you seek professional tax advice in this matter.

Grant of Replacement Option

You will be required to either “accept” or “reject” this offer to exchange your outstanding option for a replacement option. You will be taxed on the value of your stock options at the date of grant. The taxable benefit of the new options will be equal to 15% of the same underlying share value on the date of the offer, increased by 1% for each year that the allowable exercise period of the option exceeds 5 years from the date of grant.

Please note that this amount is reduced by half if, among other conditions, you agree not to exercise the option before the end of the third calendar year following the year in which the offer was made, and not after the end of the tenth calendar year following the calendar year in which the offer was made. Such agreement must be in writing and signed by you at the time you accept the offer to exchange in order to reduce the amount of your taxable benefit.

Exercise of Replacement Option

You will not be subject to income tax on exercise of your replacement option.

Sale of Shares

You will not be subject to tax on the sale of shares.

Withholding and Reporting

Your employer is not required to withhold income tax at the time of grant, exercise or sale of your replacement options.

Your employer will mention the taxable benefit on your tax form 281.10. You are responsible for reporting and paying any taxes resulting from the exercise or sale of your replacement options.

If you are a Belgian resident, you are required to report any security or bank account you maintain outside of Belgium on your annual tax return.

Brazil

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Brazil. This discussion is based on the law in effect in Brazil as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Brazil apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to income tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to income tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will not be subject to income tax. As explained further below, you may be subject to income tax only when the shares acquired at exercise are sold.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you may or may not be subject to capital gains taxation. The gain will be equal to the difference between the sale proceeds and your tax basis for the shares (the exercise price you paid for the shares acquired upon the exercise of your replacement options). Such amount of capital gains will be subject to the income tax at a flat rate of 15%. Notwithstanding, you may be exempt from capital gains if the proceeds from the sale of all your shares (including proceeds from sale of securities other than the company’s shares) in a given month does not exceed R$ 35,000.00 (Reais). You will be personally responsible for reporting any taxable income arising upon the sale of the shares and paying the applicable tax directly to the local tax authorities until the last business day of the following month from the sale.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your replacement options or sell your shares. You are responsible for reporting and paying any tax resulting from the sale of your shares.

Canada

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Canada. This discussion is based on the law in effect in Canada as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

Please note that this discussion only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the exchange offer under the provincial tax laws.

Tax Information

Option Exchange

The exchange of eligible options for replacement options should be treated as a non-taxable exchange, and there should be no recognition of income for income tax purposes or other source withholding requirements upon the grant of the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise the replacement options on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). Only one-half of the spread is subject to tax (the “taxable amount”). You will be subject to tax on the taxable amount at your applicable marginal income tax rate. You should be able to exclude one-half of the income you realize upon exercise of the option from taxation.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise of the replacement options. You can defer the tax on the spread at exercise only on the first C$100,000 worth of eligible options that vest in any one year. For the purpose of calculating this limit, the value of an eligible option equals the fair market value of the shares subject to the eligible options at the time the eligible options were granted.

Regardless of whether the deferral applies, you will be subject Canada Pension Plan contributions on the taxable amount at exercise to the extent that you have not already exceeded the year’s maximum pensionable earnings.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

Withholding and Reporting

If you exercise your replacement option, following such exercise, your employer will report the taxable amount to the Canada Revenue Agency (“CRA”) on your T4 slip. A copy of the T4 slip containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your replacement options. However, where you elect to defer tax at exercise, the T4 slip will simply identify that a deferral election has been made. Your employer will also withhold income tax on the taxable amount at exercise, unless you elect to defer tax.

You must notify your employer immediately upon exercise of your replacement options if you intend to defer any tax due at exercise (as described above), so that your employer does not withhold income tax on the taxable amount. You must use the “Canadian Election to Defer Payment of Tax on Stock Options” form to notify your employer. In addition, for every year you have a balance of deferred stock eligible option income outstanding, you must file a Form T1212 with the CRA, together with your annual tax return.

As discussed above, your employer will also withhold Canada Pension Plan contributions on the taxable amount at exercise to the extent you have not already exceeded the year’s maximum pensionable earnings.

QUEBEC NOTICE

By accepting the terms and conditions contained in the exchange offer and agreeing to participate in the exchange offer, you further agree to the following:

Each eligible optionholder in Quebec who participates in the exchange offer hereby agrees that it is the eligible optionholder’s express wish that all documents evidencing or relating in any way to the exchange offer be drafted in the English language only.

Chaque employé admissible au Québec qui souscrit à l’offre d’échange reconnaît par la présente que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à l’offre d’échange soient rédigés uniquement en anglais.

Czech Republic

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Czech Republic. This discussion is based on the law in effect in Czech Republic as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Czech Republic apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise your replacement options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social security or health insurance contributions when you exercise your replacement options.

Sale of Shares

The income arising from the sale of shares dealt in on the capital market is tax-exempt provided that the period between the acquisition and transfer exceeds six months. The tax exemption applies only to those taxpayers whose total share (both direct and indirect) of the registered capital and shareholders’ votes does not exceed 5% in the period of 24 months before transferring the shares/stocks.

The income arising from the sale of all of the other shares is tax-exempt provided that the period between their acquisition and transfer exceeds 5 years.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your replacement options. It is your responsibility to report any income from your replacement options in your annual tax return and pay any tax resulting from the exercise or sale of your replacement options or the sale of your shares.

China (PRC)

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in China (PRC). This discussion is based on the law in effect in China (PRC) as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China (PRC) apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options and Sale of Shares

Due to legal restrictions in China, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired upon exercise of your replacement options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price, minus any applicable taxes and brokerage fees. You will not be entitled to hold any shares.

You will be subject to income tax on the difference between the fair market value of the shares on the date of exercise/sale and the exercise price (the “spread”). You also may be subject to social insurance contributions on the spread.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise your replacement options. Your employer may also be required to withhold social insurance contributions if it is of the opinion that social insurance legislation requires this. You are responsible for paying any difference between the actual tax liability and the amount withheld.

Finland

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Finland. This discussion is based on the law in effect in Finland as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Finland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options. Also no social security contributions should be payable.

Grant of Replacement Options

You will not be subject to tax or social security contributions when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to municipal and state income tax and medicare contribution on the difference between the fair market value of the shares on the date of exercise and the exercise price, i.e. the spread. You may also be subject to church tax on the spread.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. When determining the applicable capital gain, you may deduct from the sale proceeds either: (1) the value taxed as your earned income plus the acquisition cost of the shares and any other costs incurred in connection with the gain (e.g., brokerage fees), or (2) 20% of the sale proceeds (40% if the shares are held at least ten years). If the sale proceeds are lower than the fair market value of the shares on the date of exercise, you will realize a capital loss. Capital losses can be deducted from capital gains either in the same tax year or during the next three tax years.

However, no taxable gain is realized if your gross proceeds from the sale of shares and other property do not exceed EUR 1,000 in a tax year. Correspondingly, no deductible capital loss is realized if the total purchase price of sold assets does not exceed EUR 1,000 in a tax year.

Withholding and Reporting

Your employer is required to withhold and report national tax, municipal income tax, church tax and employee’s health insurance premiums when you exercise your replacement options. These taxes and premiums are included in your withholding tax rate stated in your personal tax card. You must check that the taxable benefit resulting from the exercise of your replacement options is reported in your pre-completed tax return. The health insurance premium consists of medicare contribution and per diem contribution. You are only liable to pay medicare contribution on the option benefit and thus the possible overpayment of the per diem contribution will be refunded to you by the tax authorities upon completion of your taxation. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional tax and to report and pay any taxes resulting from the sale of shares.

France

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in France. This discussion is based on the law in effect in France as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in France apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). The spread will be characterized as salary income and taxed at your progressive rate. Social contributions will also be due on the spread at exercise.

Wealth Tax

Shares acquired under the 2004 Plan may need to be included in your personal estate and must be declared to the tax authorities if the total amount of your taxable personal estate (including your household’s) exceeds a certain amount (€790,000 for 2009), as valued on January 1. You should consult your personal tax advisor to determine if the shares need to be included in your personal estate for purposes of calculating your wealth tax.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options you will not be subject to capital gains tax if your total proceeds from the sale of securities (including your household’s) during a calendar year do not exceed €25,730 (2009). If your total proceeds (including your household’s) from the sale of securities during a calendar year exceed €25,730, you must pay capital gains tax at the rate presently equal to 30.1% (including social contribution) on the entire capital gain realized on the difference between the sale price of the shares and the fair market value of the shares on the date of exercise.

If the sale proceeds are less than the fair market value of the shares at the time of exercise, you will realize a capital loss. Such capital loss can be offset against capital gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise your replacement options. However, because the spread at exercise of your replacement options will be considered salary income, your employer is required to report such amounts on its annual declaration of salaries (which is filed with the tax and labor authorities) and on your monthly pay slip. In addition, your employer will withhold and pay all applicable social contributions at the time you exercise your replacement options. You are responsible for reporting on your personal income tax return and paying any and all income tax due as a result of your participation in the 2004 Plan.

Germany

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Germany. This discussion is based on the law in effect in Germany as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Germany apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

If you exercise your replacement options to purchase shares, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will be taxed on the difference between the fair market value of the shares at exercise and the exercise price (the “spread”). You will also be subject to a solidarity surcharge and, if applicable, church tax on your income tax liability.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will be subject to capital gains tax at a flat rate of 25% (plus a 5.5% solidarity surcharge and, if applicable, church tax at a rate of 8 or 9%), provided you do not own 1% or more of the Company’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. If this flat tax rate exceeds your personal income tax rate, you may elect in your income tax return for your personal income tax rate to apply.

The annual tax-free threshold (for the entire investment income, including capital gains, dividends, interest income, etc.) will be €801 for single taxpayers (or married taxpayers filing separately) or €1,602 for married taxpayers filing jointly.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the income recognized at exercise or sale of the replacement options. You are responsible for including any income from your replacement options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.

Hong Kong

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Hong Kong. This discussion is based on the law in effect in Hong Kong as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Hong Kong apply to your specific situation.

WARNING: The contents of this exchange offer have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the exchange offer. If you are in any doubt about any of the contents of this exchange offer, you should obtain independent professional advice.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to salaries tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). You will not be subject to Mandatory Provident contributions on the spread at exercise, as it is not considered “relevant income” for the purposes of your obligations under the Mandatory Provident Fund Schemes Ordinance.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will not be subject to capital gains tax.

Withholding and Reporting

Your employer is not required to withhold tax when you exercise the replacement options, but is required to report the income to the Inland Revenue Department. It is your responsibility to report on your annual tax return and pay any salaries taxes resulting from the exercise or sale of the replacement options.

India

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in India. This discussion is based on the law in effect in India as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option Exchange

The Fringe Benefit Tax (“FBT”) regime on stock options is fairly recent in India; accordingly, there is not much jurisprudence available on the subject. There may be a risk that the tax authorities may consider the surrender of the vested eligible options as deemed an exercise of eligible options and accordingly, may levy FBT on the surrender of the vested eligible options. However, since there is no transfer of allotment of securities involved in the exchange offer, it is likely that the incidence of FBT is not applicable on the surrender of the vested eligible options. Further, it is unlikely that there will be any incidence of FBT on the cancellation of the unvested eligible options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

Under the Finance Act of 2007 (the “Finance Act”), if you exercise the replacement options to purchase shares, your employer will be subject to FBT on the difference between the exercise price and the fair market value of the shares at vesting because stock options and other equity awards are now characterized as fringe benefits. As permitted by the Finance Act, your employer’s liability for the FBT will be transferred to you, and you will be subject to FBT on the difference between the exercise price and the fair market value of the shares at vesting when you exercise the replacement options.

Because of the way the FBT is calculated, no FBT will be due if the fair market value of the shares at vesting is less than the exercise price of the replacement options. On the other hand, if the fair market value of the shares at vesting is greater than the exercise price of the replacement options and the fair market value of the shares decreases between vesting and exercise such that it is below the exercise price, you will be liable for FBT on an amount greater than the benefit you will receive at exercise.

You will not be subject to provident fund contributions or other social insurance contributions when you exercise the replacement options.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting. If you hold the shares for more than 12 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 12 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).

Withholding and Reporting

Your employer will withhold and report FBT when you exercise the replacement options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

Your employer may withhold taxes in connection with the sale of your replacement options. You are responsible, however, for reporting any income resulting from the sale of your replacement options. You should confirm your responsibility for paying any tax resulting from the sale of your replacement options prior to such sale.

Exchange Control Information

To the extent required by law, you must repatriate to India the proceeds of any shares sold and convert the proceeds to local currency within a reasonable period of time (but not later than 90 days after the sale). If required by law, you must also obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposited the foreign currency and you must deliver a copy of the FIRC to your employer.

Since exchange control regulations can change frequently and without notice, you should consult your personal legal advisor before selling your shares to ensure compliance with current regulations. It is your responsibility to comply with exchange control laws in India, and your employer will not be liable for any fines or penalties resulting from your failure to comply with applicable local laws.

Italy

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Italy. This discussion is based on the law in effect in Italy as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options/Sale of Shares

You will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all the shares acquired at exercise of the replacement options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares at exercise/sale) and the exercise price less any applicable income tax and brokerage fees. In this case, you will be subject to personal income tax on the difference between the average of closing prices for the thirty (30) days prior to the date of exercise and the price paid for the acquisition of the shares, as employment income, but you will not be subject to social insurance contributions.

Moreover, if the sale price on the date of exercise/sale is greater than the average of the share closing prices over the month prior to the date of exercise/sale, you will be subject to capital gains substitute tax on the difference. If the sale price on the date of exercise/sale is less than the average of the share closing prices over the month prior to the date of exercise/sale, you will realize a capital loss equal to this difference. This capital loss can be carried forward and used to offset capital gains earned over the following four years.

Withholding and Reporting

The personal income tax applicable on the difference between the average of closing prices for the thirty (30) days prior to the date of exercise and the price paid for the acquisition of the shares will be withheld by AMD on the amounts it owes to you, and if these amounts are not sufficient, you will have to pay the balance to your employer. If AMD has withheld at source the amount of the personal tax due on your employment income, inclusive of such difference, and if you have no other sources of income, you are not obliged to report such income in your annual tax return.

If the sale price is greater than the average of the share closing prices over the month prior to the date of exercise/sale, the capital gains substitute tax will have to be applied on the relative difference in the annual tax return at a rate of 12.5%, provided the shares are a non-qualified shareholding. For this purpose, a shareholding will be a “non-qualified shareholding” if the shares represent 2% or less of the voting rights and 5% or less of the AMD capital, which is highly likely to be the case with your shares. In calculating the capital gain, you may deduct capital losses and any expenses incurred to produce the gain, except interest. If capital losses exceed gains, the difference can be carried forward for the next four years.

Exchange Control Information

You are required to report the following on your annual tax return: (1) transfers of cash or shares to or from Italy exceeding €10,000 performed through brokers non-resident in Italy, (2) the amount of foreign investments held at the end of the calendar year exceeding €10,000 through which a foreign income taxable in Italy can be obtained, and (3) the amount of any transfers taking place to and from Italy, as well as abroad, with regard to your foreign investments. You are exempt from these fulfillments if the foreign shares you acquired are kept in custody or managed by a broker resident in Italy and the income deriving from such shares is perceived through the same brokers.

Japan

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Japan. This discussion is based on the law in effect in Japan as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Japan apply to your specific situation.

Tax Information

Option Exchange

Although the tax treatment of the exchange offer is unclear under Japanese law, you likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the replacement options.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will be subject to tax on the gain at sale, calculated as the difference between the sale price and the fair market value on the date of exercise. The gain at sale will be subject to taxation at a flat rate of 20% (15% national tax, 5% local tax). However, with respect to shares of publicly listed companies (including those listed on recognized foreign stock exchanges), if you sell the shares through a broker licensed in Japan, the tax rate will be 10% (7% national tax, 3% local tax), if the sale occurs before December 31, 2008, 10% (7% national tax, 3% local tax) up to an annual limit of ¥5,000,000, if the sale occurs during the period from January 1, 2009 to December 31, 2010 (the gain over such annual limit is subject to 20% (15% national tax, 5% local tax)), or 20% (15% national tax, 5% local tax) if the sale occurs on and after January 1, 2011. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your replacement options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this exchange offer, the exercise of the replacement options and the sale of shares.

Korea

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Korea. This discussion is based on the law in effect in Korea as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Korea apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). The spread will be considered Class B income.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2,500,000 per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2,500,000 will be subject to capital gains tax.

Withholding and Reporting

Since the spread will be considered Class B income, your employer is not required to withhold or report income tax, nor is there any mechanism for withholding any social insurance contributions, when you exercise the replacement options. It is your responsibility to report and pay any taxes and social insurance contributions resulting from the exercise of the replacement options and the sale of shares. If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return which must be filed by May 31of the year following the year in which the taxable event occurred.

Malaysia

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Malaysia. This discussion is based on the law in effect in Malaysia as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malaysia apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Option

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to income tax on the difference between the exercise price of the new option and the lower of (i) the fair market value of a share of the Company’s common stock on the date the replacement options vest (i.e., becomes exercisable) and (ii) the fair market value of a share of the Company’s common stock on the date the replacement options are exercised. In Malaysia, the ‘fair market value’ on a particular day is calculated by taking the average value of the highest and lowest prices of the Company’s common stock of that given day.

Sale of Shares

When you sell the shares acquired upon the exercise of the replacement options, you will not be required to pay any tax on any gain from the sale of your shares because there is currently no capital gains tax in Malaysia unless you are in the business of buying and selling shares and the gains are remitted to Malaysia.

Withholding and Reporting

Your employer is required to report the grant of the replacement options to the Inland Revenue Board and is required to report the exercise of the replacement options on your annual return of remuneration. Your employer also will withhold the entire amount of income tax payable on the exercise of the replacement options through the schedular tax deduction system in the month when you exercise the replacement options, unless you elect to pay such taxes on your own. It is still your responsibility to report the taxable benefits of the replacement options on your annual tax return and to pay any applicable tax not otherwise withheld by your employer. Upon obtaining approval from the Inland Revenue Board, you may choose to pay the income tax by installments through the schedular tax deduction system pursuant to which your employer will make the necessary tax deductions from your remuneration each month (for a maximum of 12 months) commencing from the month in which the replacement options are exercised. Alternatively, you may elect, in writing to your employer, to pay by yourself the income tax arising on the exercise of the replacement option when you file your tax return. You are also responsible for reporting and paying any tax resulting from the receipt of any dividends and the sale of shares acquired (if applicable) through the exercise of the replacement options.

Other Information

Director Notification Requirements

If you are a director of a Malaysian affiliate of AMD, you are subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements are an obligation to notify the Malaysian affiliate in writing when you receive an interest (e.g., stock options, shares, etc.) in AMD or any related companies. In addition, you must notify the Malaysian affiliate when you sell shares of AMD or any related company (including when you sell shares acquired through exercise of your replacement option). Additionally, you must also notify the Malaysian affiliate of AMD if there are any subsequent changes in your interest in AMD or any related companies, including if you elect to participate in the offer to exchange. These notifications must be made within 14 days of acquiring or disposing of any interest in AMD or any related company.

Mexico

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Mexico. This discussion is based on the law in effect in Mexico as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Mexico apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the new options, you will be subject to income tax on the difference between the fair market value of the shares on the exercise date and the exercise price. You will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will be subject to tax. The taxable amount will be the difference between the sale price and your tax basis in the shares.

Your tax basis in the shares will be the amount you paid for the shares (i.e., the exercise price), plus any brokerage fees paid to buy or sell the shares, all adjusted for inflation.

Please note that this means that you may be subject to double taxation on the spread. You should consult with your personal tax advisor regarding whether you may include the amount subject to tax at exercise (i.e., the spread) in the tax basis of your shares.

Withholding and Reporting

Your employer is required to withhold and report tax when you exercise the replacement options. You are responsible for paying any difference between the actual applicable taxes resulting from the exercise of the replacement options and the amount withheld, as well as for paying applicable taxes resulting from the sale of your shares.

Netherlands

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in the Netherlands. This discussion is based on the law in effect in the Netherlands as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the Netherlands apply to your specific situation.

Tax Information

Option Exchange

For Dutch income (wage and social insurance contributions) tax purposes, stock options are taxed at alienation or exercise. Under Dutch law, the option exchange (the cancellation of your outstanding option in exchange for the right to receive a replacement option) is considered an alienation of an eligible option and you will likely be taxed on the fair market value of an eligible option, if any (minus the amount you paid for the options, if any).

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

If you exercise the replacement options, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread, subject to the applicable contribution ceiling.

Investment Tax

For personal income tax purposes the shares will form part of an employee’s net wealth (Box 3). Net wealth generates an annual notional income of 4% which is taxed at 30% (an effective rate of 1.2%). An exemption is available on the first €20,661 (for 2009) of the average net wealth during the relevant calendar year.

Sale of Shares

When you sell shares acquired at exercise of the replacement options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in the Company as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the wage tax and social insurance contributions (subject to the applicable contribution ceiling) at the time of the exchange (if applicable) and at the time when you exercise the replacement options. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax in your personal income tax return. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares (provided you hold more than 5% interest in the Company).

Other Information

Securities Notice

You should be aware of the Dutch insider trading rules which may impact the sale of shares acquired at exercise of the replacement options. In particular, you may be prohibited from effecting certain share transactions if you have insider information about AMD. If you are uncertain whether the insider trading rules apply to you, you should consult with your personal legal advisor.

Poland

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Poland. This discussion is based on the law in effect in Poland as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Poland apply to your specific situation.

Tax Information

Option Exchange

Although the tax treatment is uncertain, you likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

You will be subject to income tax when you exercise your options, unless an exemption applies (please note that it applies only to newly issued shares). As a rule, the tax base should be calculated as the excess of the fair market value of the shares on the date of exercise over the exercise price (however, you should confirm this with your personal tax advisor).

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will be subject to income tax and the taxable amount likely will be the difference between the sales price over the aggregate of: the expenses borne for acquisition of shares plus the fair market value of the shares at exercise which was taxed at exercise (however, you should confirm this with your personal tax advisor).

Withholding and Reporting

Your employer is not required to withhold and report income tax when you exercise your replacement options. It is your responsibility to report and pay any taxes as a result of the income received from your replacement options.

Singapore

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Singapore. This discussion is based on the law in effect in Singapore as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

This exchange offer has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this exchange offer and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of eligible options may not be circulated or distributed, nor may the eligible options be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the “Act”) or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

Tax Information

Option Exchange

We have obtained an advanced tax ruling from the Inland Revenue Authority of Singapore (“IRAS”) confirming that you will not be subject to tax as a result of your surrender of the eligible options.

Grant of Replacement Options

We have obtained an advanced tax ruling from the IRAS confirming that you will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

At exercise, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). In addition, you will be taxed on a “deemed exercise” basis if (1) you cease employment with your current employer, and (2) you are neither a Singapore citizen nor a Singapore permanent resident, or you are a Singapore permanent resident who intends to leave Singapore on a permanent basis. In this case, you will be deemed to have exercised any outstanding and unexercised replacement options as of the date you cease employment and the deemed spread will be the difference between (a) the fair market value of the shares at the later of one month before the date you cease employment or the replacement option grant date, and (b) the exercise price. If you later exercise the replacement options and the actual spread is lower than the deemed spread, you may apply to the IRAS for a refund of the difference within six years of assessment after the “deemed exercise” rule is applied.

You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the replacement options.

You may be eligible for a tax exemption or deferral pursuant to a special scheme for equity income on the replacement options. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether the replacement options may qualify for favorable tax treatment under such a scheme.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will not be subject to tax unless you are in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold income tax when you exercise your replacement options. However, your employer will prepare a Form IR8A each year, including any taxable benefit that you have derived pursuant to the exercise of the replacement options. Your employer will provide the Form IR8A to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax. Generally, your tax return must be filed by April 15 of the year following the year the income was received.

Please note that special rules may apply to you if you are not a Singapore citizen or a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment. Your employer is required to notify the IRAS on Form IR21 of your expected cessation of employment or departure from Singapore at least one month before you cease employment. In this case, your employer will also withhold any income payable to you, including income from the deemed exercise, for 30 days after the filing of the Form IR21, or until tax clearance is given by the IRAS, whichever is earlier. Any income tax due from you will be deducted from the amount withheld, and the balance will be paid to you. If the amount your employer has withheld is insufficient, you must make arrangements to pay the remaining income tax due.

Other Information

Additional Reporting Requirements

If you are a director, associate director or shadow director of a Singapore affiliate of AMD, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in AMD or any related companies. Please contact AMD to obtain a copy of the notification form. You must also notify the Singapore affiliate when you sell shares of AMD or any related company (including when you sell shares acquired under the offer to exchange) or if you participate in the offer to exchange. These notifications must be made within two days of acquiring or disposing of any interest in AMD or any related company. In addition, a notification must be made of your interests in AMD or any related company within two days of becoming a director.

Sweden

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Sweden. This discussion is based on the law in effect in Sweden as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Sweden apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the grant of replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to tax on the difference between the fair market value of shares on the date of exercise and the exercise price. Your employer will be subject to social insurance contributions on this amount.

Sale of Shares

If you hold shares after exercise and realize a gain when you subsequently sell the shares, you will be subject to capital gains tax. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. As an alternative taxable amount, you may choose 80% of the sale proceeds provided the shares are listed on an exchange. Capital gains tax is assessed at a flat rate of 30%.

If you realize a loss when you subsequently sell the shares, you will be able to deduct the loss against certain capital gains during the same year. A tax deduction corresponding to a percentage of the loss is allowed to the extent the loss cannot be offset against capital gains in the same year. The deductible amount is 30% of the portion of the loss not exceeding SEK100,000 and 21% of any remaining portion of the loss.

Withholding and Reporting

Your employer is required to report income tax when you exercise the replacement options. You are required to inform your employer that you have exercised or sold the replacement options and to disclose the amount of taxable income by no later than then end of the month following exercise or sale, as applicable.

Additionally, when you exercise the replacement options, you must report the income realized as compensation income on your personal income tax return for the year of exercise or sale, as applicable. The amount you report should correspond to the amount reported by your employer on your annual salary statement. It is your responsibility to declare the sale of shares on your individual income tax return and to pay taxes due as a result of the sale.

Switzerland

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Switzerland. This discussion is based on the law in effect in Switzerland as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Switzerland apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You likely will not be subject to tax when the replacement options are granted to you or when you vest in the replacement options.

Exercise of Replacement Options

When you exercise the replacement options, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the difference between the fair market value of the shares at exercise and the exercise price.

If you move from your canton of residence before you exercise the replacement options, you may be subject to an exit tax, depending on the applicable cantonal tax legislation and any applicable cantonal tax rulings. Please consult your personal tax advisor regarding any exit tax that may apply if you are moving from your canton of residence.

Wealth Tax

Shares issued to you upon exercise of the replacement options will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels.

Sale of Shares

When you sell the shares acquired at exercise of your replacement options, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the replacement options on the annual certificate of salary (Lohnausweis) issued to you as of the end of the calendar year during which the replacement options are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax return and for paying any tax resulting from the replacement options. In addition, you must declare your replacement options, and the shares acquired at exercise, in the statement on bank accounts and securities (Wertschriftenverzeichnis) that you are required to file with your income and wealth tax return.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “ B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and pay additional tax (or receive a refund) when the tax administration computes the exact amount of tax due.

Taiwan

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Taiwan. This discussion is based on the law in effect in Taiwan as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Taiwan apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

If you exercise the replacement options to purchase shares, you will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). You will not be subject to social insurance contributions on the spread.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, after January 1, 2010, any gain may be subject to alternative minimum tax.

Withholding and Reporting

Your employer is not required to withhold income tax when you exercise the replacement options. However, your employer is required to report your name, address, ID number and the taxable amount of the spread and to file a non-withholding statement with the tax authorities when you exercise the replacement options. A copy of the non-withholding statement will be issued to you. You are responsible for reporting and paying any tax resulting from the exercise or sale of the replacement options and the sale of shares. You must file your annual tax return during the month of May of the year following the year in which the taxable event occurred.

Turkey

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in Turkey. This discussion is based on the law in effect in Turkey as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Turkey apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

Although the tax treatment of options in Turkey is uncertain, when you exercise your replacement options, you likely will not be subject to income tax or social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you likely will be subject to capital gains tax on the difference between the sale price and the exercise price. You will not be subject to any social insurance contributions.

Withholding and Reporting

Your employer is not required to report or withhold any income tax or social insurance contributions when you exercise your replacement options. It is your responsibility to report any income and pay any taxes resulting from the replacement options or the sale of the shares in your annual income tax return.

United Arab Emirates

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in the United Arab Emirates. This discussion is based on the law in effect in the United Arab Emirates as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Arab Emirates apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you, as there is currently no personal income tax imposed in the United Arab Emirates.

Exercise of Replacement Options

When you exercise the replacement options, you will not be subject to income tax, as there is currently no personal income tax imposed in the United Arab Emirates.

Sale of Shares

When you sell the shares acquired upon the exercise of the replacement options, you will not be required to pay any tax on any gain from the sale of your shares because there is currently no personal income tax imposed in the United Arab Emirates.

Withholding and Reporting

Your employer is not required to withhold or report with respect to the grant of your replacement options because there is no personal income tax currently imposed in the United Arab Emirates.

United Kingdom

The following is a discussion of the material tax consequences of participating in the exchange of eligible options and the grant of replacement options pursuant to the exchange offer for eligible optionholders subject to tax in the United Kingdom. This discussion is based on the law in effect in the United Kingdom as of May 2009. This discussion is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible optionholders. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the replacement options are granted, you exercise the replacement options or you sell shares acquired at exercise of the replacement options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of eligible options for the replacement options.

Grant of Replacement Options

You will not be subject to tax when the replacement options are granted to you.

Exercise of Replacement Options

When you exercise the replacement options, you will be subject to income tax and employee national insurance contributions (“NICs”) on the difference between the fair market value of the shares on the date of exercise and the exercise price (the “spread”). Your employer will calculate the income tax and NICs due on exercise of the replacement options and account for these amounts to HM Revenue and Customs (“HMRC”) on your behalf. If, for any reason, your employer is unable to withhold the applicable income tax and NICs under the Pay As You Earn (“PAYE”) system or by any other method permitted in your stock option agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of the replacement options. If you fail to pay this amount to the employer within that time limit you agree that the amount of any uncollected tax and NICs shall (assuming you are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)) constitute a loan owed by you to your employer, effective on the date when the tax became payable. You agree that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and your employer may recover it at any time thereafter by any of the means referred to in the option agreement.

Sale of Shares

When you sell the shares acquired at exercise of the replacement options, you will be subject to capital gains tax on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished and any capital gain is subject to tax at a flat rate of 18%. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £10,100). Furthermore, if you acquire other shares in the Company, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and NICs when you exercise your replacement options, as described above. On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the replacement options, the exercise or sale of the replacement options, other related income and any tax withheld. You are responsible for reporting and paying any tax resulting from the sale of shares.

SCHEDULE B

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF

ADVANCED MICRO DEVICES, INC.

The directors and executive officers of AMD and their positions and offices as of June 29, 2009 are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD

Dr. W. Michael Barnes	Director

John E. Caldwell	Director

Bruce L. Claflin	Chairman of the Board of Directors

Frank M. Clegg	Director

H. Paulett Eberhart	Director

Waleed Al Mokarrab Al Muhairi	Director

Robert B. Palmer	Director

Morton L. Topfer	Director

Derrick R. Meyer	Director, President and Chief Executive Officer

Thomas M. McCoy	Executive Vice President, Legal and Public Affairs

Robert J. Rivet	Executive Vice President, Chief Administrative and Operating Officer and Chief Financial Officer

Emilio Ghilardi	Senior Vice President, Chief Sales Officer

The address of each director and executive officer is: c/o AMD, One AMD Place, Sunnyvale, California 94088.